UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-12

CINCINNATI FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):
[X]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: ...................................................................................
2) Aggregate number of securities to which transaction applies: ...................................................................................
3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ......................................................
4) Proposed maximum aggregate value of transaction: ................................................................................................
5) Total fee paid: ............................................................................................................................................................

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ............................................................................................................................................

2) Form, Schedule or Registration Statement No.: ........................................................................................................

3) Filing Party: ................................................................................................................................................................

4) Date Filed: .................................................................................................................................................................

The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Cincinnati Financial Corporation
6200 South Gilmore Road
Fairfield, Ohio 45014
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, MAY 2, 2020
The following Notice of Change of Location relates to the proxy statement of Cincinnati Financial Corporation, dated March 18, 2020, furnished to shareholders of the company in connection with the solicitation of proxies by the Board of Directors of the company for use at the Annual Meeting of Shareholders to be held on Saturday, May 2, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 1, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2020
To the Shareholders of CINCINNATI FINANCIAL CORPORATION:
Due to the emerging public health impact of the coronavirus outbreak and to support the health and wellbeing of our associates and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Cincinnati Financial Corporation has been changed. As previously announced, the Annual Meeting will be held on May 2, 2020, at 9:30 a.m., Eastern Time. The Annual Meeting now will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 4, 2020, the record date. To be admitted to the Annual Meeting at http://www.viewproxy.com/cinfin/2020/vm, enter your 16-digit control number found on your proxy card, voter instruction form or notice you previously received, and provide the meeting password included in the confirmation email sent after you complete your registration at http://www.viewproxy.com/cinfin/2020. During the Annual Meeting, you will have the opportunity to ask questions and participate to the same extent as you would have in person.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. You may also vote during the Annual Meeting by following the instructions available on the meeting website. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

/S/ Lisa A. Love
Lisa A. Love, Esq.
Senior Vice President, General Counsel and Corporate Secretary
April 1, 2020
The Annual Meeting on May 2, 2020, at 9:30 a.m. Eastern Time is available at http://www.viewproxy.com/cinfin/2020/vm. The proxy statement and Annual Report are available on our Investor Relations website at www.cinfin.com. Additionally, you may access our proxy materials at www.viewproxy.com/cinf/2020, a site that does not have “cookies” that identify visitors to the site.

Mailing Address: P.O. Box 145496 Cincinnati, Ohio 45250-5496 Headquarters: 6200 S. Gilmore Road Fairfield, Ohio 45014-5141
www.cinfin.com 513-870-2000